Exhibit 10.6(f)

TENTH AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT

THIS TENTH AMENDMENT (this “Amendment”) is made as of the 27th day of March, 2012 to that certain AMENDED AND RESTATED EMPLOYMENT AGREEMENT, dated as of May 15, 2002, (as previously amended, the “Employment Agreement”), by and between CHARLES D. FRAZER (“Employee”) and JOS. A. BANK CLOTHIERS, INC. (“Employer”).

FOR GOOD AND VALUABLE CONSIDERATION, the receipt and adequacy of which are hereby acknowledged, Employer and Employee, being the sole parties to the Employment Agreement, hereby amend the Employment Agreement and agree that, subject to earlier termination as otherwise set forth in the Employment Agreement, the last day of the Employment Period shall be February 1, 2014.

Except as specifically amended hereby, the Employment Agreement shall remain in full force and effect according to its terms. To the extent of any conflict between the terms of this Amendment and the terms of the remainder of the Employment Agreement, the terms of this Amendment shall control and prevail. Capitalized terms used but not defined herein shall have those respective meanings attributed to them in the Employment Agreement. This Amendment shall hereafter be deemed a part of the Employment Agreement for all purposes.

    IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

JOS. A. BANK CLOTHIERS, INC.

By:	/s/ R. NEAL BLACK	/s/ CHARLES D. FRAZER
	R. Neal Black, President-Chief Executive Officer	CHARLES D. FRAZER